EXHIBIT 10.7

Transfer Contract for the Guojialing- Jiaoshanzhai Lead & Zinc Exploration rights in Xunyng County, Shaanxi Province

Transferor :   Shaan Xi Dongfang Mining Co.Ltd
Registration add: North, Dukang Town, Baishui County, Weinan City
Legal representative:  Zhang Hoongjun
Tel :  029-88331685
Fax:  029-88332335
Post code:  710075

Transferee:  Xunyang Yongjin Mining Co.,Ltd
Registration add: Danagjiaba, Chenguan Town, Xunyang County
Legal representative:  Huang binghong
Tel :  0915-7660888
Fax:  0915-7660888
Post code:  725700

Chapter 1  General Provisions

Article 1
Both Parties made the decision to enter into this agreement based on the principles of fair, voluntary, Compensation, and Honesty according to the Mine Mineral Resources Law of the People's Republic of China, Contract Law of the People’s Republic of China, and The temporary regulations on management of the mining rights transfer, etc.

Article 2
The exploration rights refers to the exploration rights that property rights have been obtained and are going to be transferred to the transferee.

Chapter 2   Basic information of the exploration rights

Article 3
Name of the exploration rights transferred : Survey on the Guojialing -
Jiaoshanzhai Lead & Zincs located in the Xunyang county, Shaan xi Province.

Article 4
Number of the permit of exploration rights : T61120090602030497

Article 5
Issue organization of the exploration permit: Shaanxi Provincial Department of Land and Resources

Article 6
For the Coordinate of the exploration rights area, please refer to the exploration permit of the Survey on the Guojialing- Jiaoshanzhai lead & zincs in Xunyang Count, Shaanxi Province with the chop and dates

Article 7
Area of the exploration rights: 50.12 kilometer

Article 8
Effective date of the exploration rights:  From January 1, 2011 to January 1, 2013

Article 9
Progress and result of the work (see the attachments)

Chapter 3     Way of Transfer, Consideration and payment

Article 10
Way of transfer
The Transferor should deliver all of the areas described in the exploration rights permit and the related house, building, structures , machine, etc  with the results of exploration to the Transferee. Both parties should together apply for the administrative permit upon the signature of the agreement.

Article 11
Transfer consideration:
The consideration of the exploration rights is RMB15,000,000

Article 12
Payment
(a)  A Condominium account will be established in the Xiaan city in order to protect the rights of both parties and constraint the obligation.
(b)  the Transferee must pay RMB2,000,000 deposit to the account designated by the transferor.
(c)  The transfer must pay 7,000,000 into the Condominium account as the performance deposit within 3 days after the signature.
(e)  the deposit into the Condominium account set out the exploration rights transfer procedure.Within 3 days after the delivery of the materials related to exploration rights and receiving the permit of exploration rights transferred, the transferee must deposit the remaining rmb6,000,000 into the Condominium account.
(f)  within 3 days after all of the contract amount has been paid, the transferor should deliver the invoice (marked with “exploration rights transfer fee” in the invoice) for tax purpose. At the same time, both parties together with the renamed exploration permit apply for the release of the Condominium account. And transfer all of the amount in the Condominium account to the designated account.

Article 13
the designated account of the transferor is as follows
Name of the account :  Shaanxi Dongfang Mining Co.Ltd
Account:   5632200001819100075527
Bank:   High-tech area branch , Bank of Huaxia

Article 14
If the transferor is going to change his bank account, he should notify the transferee within 5 days in written form. If the payment is delayed because of  transferor’s unappropriate handing of change, the transferee is not liable for breach.

Chapter 4   Responsibilities

Article 15
Transferor’s responsibilities : appoint the in charge staff to handle the transfer procefures for the exploration rights.
(a) appoint the specialized personnel to handle the procedures of transfer, deliver all of the needed materials.
(b) Within 3 days after the payment of deposit and the performance deposit, the transferor should begin to deliver related documents, permit and Geotechnical information.,etc. (Pls refer to the attachment. )The deliveried materials include and exceed the above documents.
(c) The transferor should ensure his legal ownership of the exploration rights. The transferor should show he has paid all of the user fee, consideration of the exploration rights and other cost related to the exploration rights.. If it is required an annual inspection before the signature, it should has all the annual inspection procedures done. The effective dates are expected to be the dates mentioned in the Article 8. The exploration rights are not leased, contracted, pledged, guaranteed, put into future economic cooperation. Or the transferor should undertake the legal liability.

Article 16
Transferee’s responsibilities

(a) Appoint person to handle the exploration rights transfer procedures, deliver materials and pay the necessary transfer fee.
(b) Pay the transferor according to the contracts.
(c) After the transfer, the transferee should undertake the responsibility and legal liability as an exploration licensees, and invest into the exploration work according to the related provisions.
(d) After the delivery of materials , the transferee is responsible for the annual inspection and continuing the exploration rights.

Chapter 5        Representations and Warranties

Article 17
Representations and Warranties of Transferor

The Transferor was a limited liability company established by law, and  qualified to carry out the contract. There is no litigation, arbitration, administrative penalty or administractive procedures that hinders the performance of this contract. The transferor assures that he has full, legal and effective property rights to the exploration rights. The transferor guarantee against any third party claim, and any third-party recourse. The transferor assures the true of the working results delivered, no border dispute with the adjacent mines, no purchasing transaction with third party. The violation of the Representations and Warranties is a breach of contract.

Article 18
Representations and Warranties of Transferee

The Transferee was a limited liability company established by law, and  qualified to carry out the contract.
The transferee assure that there is no litigation, arbitration, administrative penalty or administractive procedures that hinders the performance of this contract. The transferee guarantees his full property right to the amount paid to the transferor, guarantee against any third party claim, and any third-party recourse. The violation of the Representations and Warranties is a breach of contract.
At the same time, the transferee should pay the transferor on time and help to transfer out the amount from Condominium account. Or it is a breach of contract.

Chapter 6     Force Majeure

Article 19
The Force Majeure refers to natural disasters, such war, earthquake and flood, etc. the changes of the exploration rights policies after the signature of the contract are not included.

Article 20
It is not a breach of contract that any party is unable to perform all or part of the contract because of the Force Majeure. But under the condition allowed, both parties should take all measures to reduce losses.

Article 21
Force Majeure party should notify the other party by mail or fax, and deliver the report about unable to perform all or part of the contract within 10 days after the Force Majeure occurs.

Chapter 7     Liability for breach of contract

Article 22
Any party of the contract, who can not perform or can not perform the contract and the related supplemental agreement on time, will undertake the liability for breach of contract.

Article 23
If the contract is terminated because the transferor breaches the contract, the transferor must pay the penalty amount equivalent  to  total amount of deposit , performance deposit  and other paid expense. At the same time, the transferor should return all of the deposit, performance deposit and the other paid expense to the transferee.

Article 24
If the contract is terminated because the transferee breaches the contract. The transferor can obtain contract liquidated damage from the paid deposit, performance deposit and other paid expense. The transferee has no right to demand repayment.

Article 25
both parties would be exempted from the liabilities for breach of contract, and the contract would be terminated in advance, in case the transaction could not be approved by the government departments. The transferor should return all of the .deposit, performance deposit, and other related payment. The transferee should return the permit of exploration rights in original and photocopy, Geotechnical information and other related materials. If the materials is missing , the loss should be compensated.

Chapter 8     Termination of the contract

Article 26
This contract is terminated in the following circumstances
(a)	The transaction of exploration right transfer has been completed, and the transferee has settled all of the contract amount.
(b)	The contract can not be performed any longer because one party default.
(c)	It is not been approved by the government departments
(d)	If the contract is terminated for more than 6 months because of Force Majeure, any parties can ask for the officially termination of the contract.

Article 27
After the termination of the contract, both parties solve the following problems according to the related clause of Chapter 7 and Chapter 8.

Chapter 9     Notification

Article 28
For any allowed notification and communication method in the contract, the effective date is the actual date of receipt.
Any party should notify the other party of the change in correspondence address within 2 days after the changes occur.

Chapter 10   Applied law and dispute resolution

Article 29
the conclusion, effectiveness, explaination, performance and related dispute of contract are applicable to the Laws of the People’s Republic of China.

Article 30
Both parties should negotiate to settle the issues by themselves for any dispute and misunderstanding of the contract arised in the process of performance
If it is not resolved by negotiation, any party can apply for arbitration to an local arbitration institution, Or initiate the legal proceedings

Chapter 11   Effectiveness

Article 31
The contract will take effect upon the signature of the legal representatives for both parties.(the authorized person should go with the legal power of attorney)

Article 32
As to the matters which haven’t been mentioned here, the two sides may sign a supplementary agreement after negotiation. The supplementary agreement and the  following attachments are treated as the parts of the contact, and have the same legal validity as the contract.

Article 33
The contract shall be written in 8 originals. Both the two sides have 3 originals separately, the rest can be only used to apply for having name legally changed, and have the same legal validity. Any copies of this agreement have no any legal validity.

Attachment 1: The original and copy exploration certificates of <<The general survey of lead ,zinc and gold in Shaaxi Sheng Xun Yang county Guo Jia ling –Jiao Shan Zhai >>
Attachment 2: <<The census Report of lead ,zinc and gold in Shaaxi Sheng Xun Yang county Guo Jia ling –Jiao Shan Zhai >>
Attachment 3: <<The census design book of lead ,zinc and gold in Shaaxi Sheng Xun Yang county Guo Jia ling –Jiao Shan Zhai >>
The area geological map of lead ,zinc and gold general surve in Shaaxi Sheng Xun Yang county Guo Jia ling –Jiao Shan Zhai (1:50000)

The topographic and geologic map of lead ,zinc and gold general surve  in Shaaxi Sheng Xun Yang county Guo Jia ling –Jiao Shan Zhai (Attached engineering deployment diagram)

(3)   Location map.

Party A (Signature and seal ) :	Party B (signature and seal)
Legal representative :Hongjun Zhang	Legal representative: Binghong Huang
Commissioned representative	Commissioned representative
June 1st, 2012	June 1st,2012